Exhibit 23.2


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1989 Equity Incentive Plan of Brown & Sharpe Manufacturing Company of our report dated February 5, 1997, with respect to the 1996 consolidated financial statements and schedule of Brown & Sharpe Manufacturing Company included in its Annual Report
(Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                         /s/ ERNST & YOUNG LLP
                                                         -----------------------
                                                         Ernst & Young LLP

Providence, Rhode Island
July 24, 1997

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